Exhibit 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE:	September 29, 2008	FINANCIAL CONTACT: Kevin Shook, Treasurer and Chief Financial Officer (717) 735-1660 kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC. ANNOUNCES CLOSING OF

EMPLOYERS SECURITY HOLDING COMPANY AND SUBSIDIARIES TRANSACTION

(Lancaster, PA) – Eastern Insurance Holdings, Inc. (NASDAQ: EIHI) (“EIHI,” the “Company”) announced today the completion of its previously announced agreement to acquire all of the outstanding stock of Employers Security Holding Company and subsidiaries (“Employers”) in a transaction valued at $14.9 million, including the assumption of $2.7 million in debt and a cash purchase price component of $12.2 million. Employers’ wholly owned subsidiary is Employers Security Insurance Company, an Indianapolis, Indiana based mono-line workers’ compensation insurance company. Employers is domiciled in Indiana and also holds licenses in Illinois and Missouri.

Bruce M. Eckert, Chief Executive Officer of EIHI, said, “We are excited to add Employers to the EIHI platform. The acquisition will expand EIHI’s workers’ compensation insurance operations into Indiana and ultimately other select Midwest states and furthers EIHI’s strategic vision of being a specialty underwriter of workers’ compensation insurance products in niche markets. We believe Employers will enhance our market position and enable us to successfully leverage our capital position.”

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

September 29, 2008	EIHI Announces Closing of Transaction

About Eastern Insurance Holdings, Inc.

EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a domestic life and health insurance company, an offshore specialty reinsurance company and a third-party claims administration company.

EIHI is located at 25 Race Avenue in Lancaster. The company’s Web address is http://www.easterninsuranceholdings.com.

About Employers Security Holding Company

Employers Security Holding Company is the parent company of Employers Security Insurance Company, a casualty insurance carrier that underwrites and issues workers’ compensation insurance policies for employers in Indiana and Missouri.

Employers Security Insurance Company is located at 8425 Woodfield Crossing Boulevard, Suite 125, in Indianapolis. The company’s Web address is http://www.esic.com.

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, therefore no assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. These forward-looking statements include statements with respect to strategies, goals, beliefs, expectations, intentions, results of operations, future performance and business of EIHI.

September 29, 2008	EIHI Announces Closing of Transaction

Numerous competitive, economic, regulatory, legal, technological and other factors could cause financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. EIHI cautions that the foregoing factors are not all inclusive. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. EIHI does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the company. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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